UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cape Fear Bank Corporation

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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On July 25, 2008, Cape Fear Bank Corporation mailed the following voting instruction card to the participants in its Employees’ Savings & Profit Sharing Plan and Trust.

CAPE FEAR BANK CORPORATION c/o CORPORATE ELECTION SERVICES P.O. BOX 1150 PITTSBURGH, PA 15230

IMPORTANT!

Voting instructions must be received no later than August 14, 2008 in order to be included in the final tabulation.

THIS WHITE VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED.

Ü  Please fold and detach card at perforation before mailing.  Ü

CAPE FEAR BANK CORPORATION	WHITE VOTING INSTRUCTION CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW AND “FOR” PROPOSAL 2.

1.	Election of Directors. Election of six directors of the Corporation for one-year terms.

Nominees: Cameron Coburn, Walter Lee Crouch, Jr., Becky Parker O’Daniell, Craig S. Relan, Jerry D. Sellers, and Walter O. Winter

❑ FOR All	❑ WITHHOLD All	❑ FOR All Except

To withhold authority to vote for any individual nominee(s), mark “FOR All Except” and write the name(s) of the nominee(s) on the line below.

2.	Proposal to Ratify Appointment of Independent Accountants. Proposal to ratify the appointment of Dixon Hughes PLLC as the Corporation’s independent public auditors for 2008.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.	Other Business. On any other matters properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments or postponements, the Trustee is authorized to vote the shares represented by this voting instruction card according to his/her best judgment.

Signature	Date
Please sign exactly as your name appears hereon.

IMPORTANT!

Voting instructions must be received no later than August 14, 2008 in order to be included in the final tabulation.

Ü  Please fold and detach card at perforation before mailing.  Ü

CAPE FEAR BANK CORPORATION	WHITE VOTING INSTRUCTION CARD

This white voting instruction card is solicited on behalf of the Board of Directors of Cape Fear Bank Corporation.

The undersigned participant in the Cape Fear Bank Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) hereby instructs the Plan Administrator to vote or to cause the Trustee of the Plan (the “Trustee”) to vote all shares of Common Stock of Cape Fear Bank Corporation which are allocated to the undersigned in the Plan as of July 11, 2008 at the Annual Meeting of Shareholders, to be held at the University of North Carolina at Wilmington Executive Development Center located at 1241 Military Cutoff Road, Wilmington, North Carolina, at 9:30 a.m. on August 19, 2008, and at any adjournments or postponements of the Annual Meeting, as stated on the reverse side.

The shares represented by this white voting instruction card will be voted by the Plan Administrator or the Trustee as instructed by the participant. If no direction is made on the returned voting instruction card, those shares will be voted by the Plan Administrator or the Trustee “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2 and in the discretion of the Plan Administrator or the Trustee as to other matters that may properly come before the Annual Meeting. Voting instructions must be received no later than August 14, 2008 in order to be included in the final tabulation. If a participant fails to return the voting instruction card, the Plan Administrator shall exercise the voting rights as it determines in its discretion and shall direct the Trustee accordingly.

IMPORTANT — PLEASE SIGN AND DATE ON REVERSE SIDE.